Exhibit 99.1

Moleculin Requests Authorization from the Polish Government to Advance Annamycin

HOUSTON – October 24, 2017 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a clinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced that has submitted its request for Clinical Trial Authorization (“CTA”) in Poland which, if allowed, will enable a clinical trial to study Annamycin for the treatment of relapsed or refractory acute myeloid leukemia (“AML”) in Poland. This will be in addition to the previously announced allowance of its Investigative New Drug filing with the Food & Drug Administration in the US.

“Consistent with our prior guidance, we have now taken the final step required to expand our Annamycin clinical trial to Poland,” commented Walter Klemp, Chairman and CEO of Moleculin. “Unlike the US, the process for beginning a clinical trial in Poland requires a hospital contract before a request for CTA can be made. We recently announced the required hospital contract and this announcement now marks the formal request for Polish approval.”

Mr. Klemp continued: “The CTA request process in Poland normally takes 60 days, so we hope to be enrolling patients there near year-end. Increasing the breadth of clinical trial sites beyond the US will give Moleculin access to more potential patients, and, hopefully, speed the Phase IIa portion of the trial.”

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, an anthracycline being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two preclinical small molecule portfolios in development, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of Annamycin to demonstrate safety and efficacy in cancer patients and the ability of Moleculin to receive approval to conduct clinical trials in Poland. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

Joe Dorame, Robert Blum or Joe Diaz

Lytham Partners, LLC

602-889-9700

mbrx@lythampartners.com